                                                                     Exhibit (j)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated February 12, 2002 relating to the financial statements and financial highlights, which appears in the December 31, 2001 Annual Report of Prudential's Gibraltar Fund, Inc., which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Other Service Providers" and "Financial Statements" in such Registration Statement.





PricewaterhouseCoopers LLP


New York, New York
April 24, 2002